UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 14, 2014

Salisbury Bancorp, Inc.

(Exact name of registrant as specified in its charter)

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Connecticut (State of other jurisdiction of incorporation)	000-24751 (Commission File Number)	06-1514263 (IRS Employer Identification No.)

5 Bissell Street, Lakeville, Connecticut (Address of principal executive offices)	06039 (Zip Code)

Registrant’s telephone number, including area code: (860) 435-9801
(Former name or former address, if changed since last report) _____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01

Other Events.

On May 14, 2014, Salisbury Bancorp, Inc. (the “Company”) and Salisbury Bank and Trust Company (the “Bank”) announced the appointment of certain “Executive Officers”: Todd M. Clinton (Executive Vice President and Chief Risk Officer), Richard P. Kelly (Executive Vice President and Chief Lending Officer), and Elizabeth A. Summerville (Executive Vice President and Chief Retail Officer), (collectively, the “Executive Officers”).

Mr. Clinton, age 52, has served as Senior Vice President, Chief Technology and Compliance Officer of the Bank since June of 2002. Prior to that he served as Operations Officer of the Bank from September of 1997 to June of 2002.

Mr. Kelly, age 55, has served as Senior Vice President and Chief Lending Officer of the Bank since October of 2013. Prior to that he served as the Bank’s Vice President, Senior Commercial Lender from April of 2013 to September of 2013. Prior to joining the Bank, Mr. Kelly served as First Vice President and Commercial Lender at Berkshire Bank from 2008 to 2013. Prior to that he served as Vice President and Commercial Lender at Berkshire Bank from 1999 until 2008.

Mrs. Summerville, age 54, has served as the Bank’s Senior Vice President, Retail Banking since January of 2007. Prior to that she served as the Bank’s Vice President, Special Projects from January of 2004 to December of 2006.

The Executive Officers do not have any family relationships with any directors or executive officers of the Company. Neither the Executive Officers nor any “related person” (as that term is defined under Item 404(a) of Regulation S-K) has had a direct or indirect material interest in any transaction with the Company since the beginning of the Company’s last fiscal year, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Exhibit No.	Description

99.1	Press release dated May 15, 2014

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Salisbury Bancorp, Inc.

Date: May 15, 2014	By:	/s/ Donald E. White Donald E. White Executive Vice President and Chief Financial Officer

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